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EXHIBIT 21

List of Subsidiaries	State/Country of Incorporation	Name(s) under which Subsidiary does business (1)
Advanced Circuit Technology, Inc.	Delaware, U.S.A	Advanced Circuit Technology, ACT
Amphenol Aerospace France, Inc.	Delaware, U.S.A.	Amphenol
Amphenol Air LB North America, Inc.	Canada	Amphenol Air LB
Amphenol Air LB GmbH	Germany Luxembourg	Amphenol Air LB Amphenol Air LB
Amphenol Air LB International Development S.A.
Amphenol Air LB S.A. S.	France	Amphenol Air LB
Amphenol Antel, Inc.	Illinois, U.S.A.	Amphenol Antel
Amphenol Assembletech (Xiamen) Co., Ltd.	China	Amphenol Assembletech China
Amphenol Australia Pty Ltd.	Australia	Amphenol
Amphenol Connex Corporation	Delaware, U.S.A.	Connex
Amphenol Benelux B.V.	The Netherlands	Amphenol
Amphenol Borg Limited	England	Amphenol
Amphenol Borg Pension Trustees Ltd.	England	Amphenol
Amphenol do Brasil Ltda.	Brazil	Amphenol
Amphenol Canada Corp.	Canada	Amphenol
Amphenol Commercial & Industrial France, L.L.C.	Delaware, U.S.A. England	Amphenol Amphenol
Amphenol Commercial and Industrial UK, Limited
Amphenol Connexus AB	Sweden Korea	ConneXus
Amphenol-Daeshin Electronics and Precision Co., Ltd.	China	Amphenol Dae Shin, Dae Shin Amphenol
Amphenol East Asia Electronic Technology (Shenzhen) Co. Ltd. Amphenol East Asia Limited	Hong Kong	AEAL, AEAM, Amphenol
Amphenol Eesti Ou	Estonia	Amphenol
Amphenol Foreign Sales Corporation	Barbados	Amphenol
Amphenol France S.A.S.	France	Amphenol
Amphenol Funding Corp.	Delaware, U.S.A.	Amphenol
Amphenol Germany GmbH	Germany	Amphenol
Amphenol Gesellschaft m.b.H.	Austria	Amphenol, AVIN
Amphenol Holdings Pty. Ltd.	Australia	Amphenol
Amphenol Holding UK, Limited	England	Amphenol
Amphenol Interconnect India Private Limited	India	Amphetronix, Amphenol India
Amphenol Interconnect Products Corporation	Delaware, U.S.A.	AIPC, Amphenol
Amphenol International Ltd.	Delaware, U.S.A.	Amphenol International
Amphenol Italia, S.p.A.	Italy	Amphenol
Amphenol Japan Ltd.	Japan	Amphenol
Amphenol-Kai Jack, Inc.	British Virgin Islands	Kai Jack

Amphenol-Kai Jack Industrial Co., Ltd.	Taiwan	Amphenol RF
Amphenol-Kai Jack (Shenzhen), Inc.	China	Kai Jack
Amphenol Limited	England	Amphenol, LTD
Amphenol Malaysia Sdn. Bhd.	Malaysia	T&M Antennas

(1)
Each subsidiary also does business under the corresponding corporate name listed in column 1.

List of Subsidiaries	State/Country of Incorporation	Name(s) under which Subsidiary does business (1)
Amphenol Optimize Manufacturing Co.	Arizona, U.S.A.	Optimize
Amphenol Optimize Mexico S.A. de C.V.	Mexico	Optimize
Amphenol PCD, Inc.	Delaware, U.S.A.	Amphenol PCD
Amphenol RF Asia Corp.	British Virgin Islands	Amphenol
Amphenol Socapex S.A.S.	France	Socapex
Amphenol T&M Antennas, Inc.	Delaware, U.S.A.	T&M Antennas, Amphenol T&M
Amphenol-TFC (Changzhou) Communications Equipment Co., Ltd.	China	Amphenol, Times Fiber, TFC
Amphenol TFC do Brasil Ltda.	Brazil
Amphenol TFC Fios E Cabos do Brasil Ltda.	Brazil
Amphenol TFC MDE Participacoes Ltda.	Brazil
Amphenol Taiwan Corporation	Taiwan	Amphenol
Amphenol Technical Products International Co.	Canada	Technical Products International, TPI, Amphenol TPI
Amphenol-Tuchel Electronics GmbH	Germany	Tuchel
Amphenol USHoldco Inc.	Delaware, U.S.A.	Amphenol
Changzhou Amphenol Fuyang Communication Equipment Company Limited	China	Fuyang
China Merchants Zhangzhou Development Zone Shengbaotai Electronic Assemble Ltd	China
C.S. Plastique, Inc.	Canada	C.S. Plastique
Guangzhou Amphenol Electronics Communication Co., Ltd.	China	Amphenol, GEC
KE Ostrov—Elektrik, s.r.o.	Czech Republic	Konfektion E.
Konfektion E Elektronik GmbH	Germany	Konfektion E
Konfektion E Elektronik, spol. s.r.o.	Czech Republic	Konfektion E.
Konfektion E — CZ, s.r.o.	Czech Republic	Konfektion E.
Konnektech, Ltd.	Michigan, U.S.A.
Korea Air Electronic Co., Ltd.	Korea	KAE
LPL Technologies Holding GmbH	Germany
Matir, S.A.	Uruguay
O.M.E., S.A.	France Mexico	Amphenol PCM
Precision Cable Manufacturing Corporation de Mexico, S.A. de C.V.
Pyle-National Ltd.	England	Pyle-National
SCI Air Co.	France
Shanghai Amphenol Airwave Communication Co. Ltd.	China	Shanghai Airwave, T&M Antennas
Sine Systems Corporation	Delaware, U.S.A.	Sine
Spectra Strip Limited	England	Spectra Strip
Tech Rep Europe S.A. (TRE)	Belgium

TFC South America S.A.	Argentina	Times Fiber
Tianjin Amphenol KAE Co., Ltd.	China	KAE
Times Fiber Canada Limited	Canada	Times Fiber
Times Fiber Communications, Inc.	Delaware, U.S.A.	Times Fiber
Times Wire and Cable Company	Delaware, U.S.A.
U-Jin Cable Industrial Co. Ltd.	Korea	U-JIN

(1)
Each subsidiary also does business under the corresponding corporate name listed in column 1.

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  EXHIBIT 21